Exhibit 4.5

$125,000,000

CHIPPAC, INC.

2-1/2% Convertible Subordinated Notes Due 2008

PURCHASE AGREEMENT

May 22, 2003

LEHMAN BROTHERS INC.

745 Seventh Avenue

New York, New York 10019

Dear Sirs:

1. Introductory. ChipPAC, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to Lehman Brothers Inc. (the initial “Purchaser”) U.S.$125,000,000 principal amount of its 2-1/2% Convertible Subordinated Notes Due 2008 (the “Firm Securities”) and also proposes to grant to the Purchaser an option, exercisable from time to time by Lehman Brothers Inc. to purchase an aggregate of up to an additional $25,000,000 principal amount (“Optional Securities”) of its 2-1/2% Convertible Subordinated Notes Due 2008 each to be issued under an Indenture, dated as of May 28, 2003 (the “Indenture”), between the Company and U.S. Bank National Association, as Trustee. The Firm Securities and the Optional Securities which the Purchaser may elect to purchase pursuant to Section 3 hereof are collectively called the “Offered Securities”. The United States Securities Act of 1933 is herein referred to as the “Securities Act”.

The Offered Securities will be offered and sold to the Purchaser without being registered under the Securities Act in reliance upon an exemption therefrom. Pursuant to the terms of the Offered Securities and the Indenture, the Purchaser and investors that acquire Offered Securities may only resell or otherwise transfer such Offered Securities if such Offered Securities are hereafter registered under the Securities Act or if an exemption from the registration requirements of the Securities Act is available (including, without limitation, the exemption offered by Rule 144A, Rule 144 or Regulation S of the rules and regulations under the Securities Act). The holders of the Offered Securities will be entitled to the benefits of a Registration Rights Agreement dated the First Closing Date (as hereinafter defined) between the Company and the Purchaser (the “Registration Rights Agreement”), pursuant to which the Company agrees to file a Shelf Registration Statement (as defined in the Registration Rights Agreement) with the Securities and Exchange Commission (the “Commission”) registering the resale of the Offered Securities and the Underlying Shares, as hereinafter defined, under Rule 415 of the Securities Act.

The Company hereby agrees with the Purchaser as follows:

2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Purchaser that:

(a) An offering circular relating to the Offered Securities to be offered by the Purchaser has been prepared by the Company. Such offering circular (the “Offering Circular”), together with documents incorporated by reference therein into the Offering Circular, are hereinafter collectively referred to as the “Offering Document”. As of the date of this Agreement, and on any Closing Date (as hereinafter defined), the Offering Document does not and will not include any untrue statements of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Offering Document based upon written information furnished to the Company by the Purchaser specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 7(b) hereof. The documents incorporated by reference in the Offering Circular (the “Exchange Act Reports”), when they were filed with the Commission, conformed in all material respects to the requirements of the Securities Act or the United States Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations of the Commission thereunder, as applicable.

(b) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Offering Document; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where such failure to so qualify would not individually or in the aggregate (1) result in a material adverse effect on the properties, business, results of operations, financial condition or prospects of the Company and its subsidiaries taken as a whole, (2) interfere with or adversely affect the issuance or marketability of the Offered Securities or (3) in any manner draw into question the validity of this Agreement, the Offering Document or the Exchange Act Reports (any of the events set forth in clauses (1), (2) or (3), a “Material Adverse Effect”).

(c) Each subsidiary of the Company has been duly incorporated and is an existing corporation in good standing (to the extent such a concept exists in such jurisdiction) under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Offering Document; and each subsidiary of the Company is duly qualified to do business as a foreign corporation in good standing (to the extent such a concept exists in such jurisdiction) in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where such failure to so qualify would not individually or in the aggregate have a Material Adverse Effect; all of the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and except for pledges in favor of Credit Suisse First Boston, as collateral agent, under the Credit Agreement, dated as of August 5, 1999, as amended, by and among ChipPAC International Company

Limited, the Company, the lenders listed therein and Credit Suisse First Boston, the capital stock of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects.

(d) All outstanding shares of capital stock of the Company have been duly authorized, validly issued, fully paid and are nonassessable and conform to the description thereof contained in the Offering Document.

(e) The Indenture has been duly authorized by the Company; the Offered Securities have been duly authorized; and when the Offered Securities are delivered and paid for pursuant to this Agreement and the Indenture on the Closing Date (as defined below), the Indenture will have been duly executed and delivered by the Company, such Offered Securities will have been duly executed and delivered and will conform in all material respects to the description thereof contained in the Offering Document and the Indenture and such Offered Securities will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(f) When the Offered Securities are delivered and paid for pursuant to this Agreement on the Closing Date, such Offered Securities will be convertible into shares of Class A Common Stock, par value $0.01 per share (“Underlying Shares”) of the Company in accordance with the terms of the Indenture; the Underlying Shares initially issuable upon conversion of such Offered Securities have been duly authorized and reserved for issuance upon such conversion and, when issued upon such conversion, will be validly issued, fully paid and nonassessable; the outstanding Underlying Shares have been duly authorized and validly issued, are fully paid and nonassessable and conform in all material respects to the description thereof contained in the Offering Document; and the stockholders of the Company have no preemptive rights with respect to the Offered Securities or the Underlying Shares.

(g) Except as disclosed in the Offering Document, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Purchaser for a brokerage commission, finder’s fee or other like payment in connection with the offering of the Offered Securities.

(h) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to registration statement filed by the Company under the Securities Act, other than the Amended and Restated Registration Agreement, dated as of August 5, 1999, as amended, among the Company, affiliates of Bain Capital, Inc. and SXI Group LLC (collectively, the “Equity Investors”) and their designee, Intel or as otherwise disclosed or set forth in the Offering Document.

(i) Subject to the assumptions set forth in Section 2(x) below, no consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement and the Registration Rights Agreement in connection with the issuance and sale of the Offered Securities by the Company, except (A) as required pursuant to the Registration Rights Agreement, (B) upon the approval of the Underlying Shares issuable upon the conversion of the Offered Securities for quotation on the Nasdaq National Market, (C) such consents, approvals, authorizations or qualifications as may be required under state securities laws in connection with the purchase and distribution of the Offered Securities and the Underlying Shares by the Purchaser and (D) in connection with the qualification of the Indenture under the United States Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) as may be required under the Registration Rights Agreement.

(j) The execution, delivery and performance by the Company of the Indenture, this Agreement and the Registration Rights Agreement, and the issuance and sale of the Offered Securities and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (1) any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any subsidiary of the Company or any of their properties, (2) any agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject or (3) the charter or by-laws of the Company or any such subsidiary, except (A) in each case, that any rights to indemnity and contribution may be limited by federal and state securities laws and public policy considerations and (B) in the case of subclauses (1) and (2), for such breaches, violations and defaults which would not individually or in the aggregate have a Material Adverse Effect; and the Company has full power and authority to authorize, issue and sell the Offered Securities as contemplated by this Agreement.

(k) This Agreement has been and the Registration Rights Agreement as of the First Closing Date will be duly authorized, executed and delivered by the Company.

(l) Except as disclosed in the Offering Document, the Company and its subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them that are material to the Company and its subsidiaries taken as a whole, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; and except as disclosed in the Offering Document, the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them.

(m) The Company and its subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

(n) No labor strike, slowdown, stoppage or dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. None of the Company or any of its subsidiaries has violated (A) any federal, state or local law or foreign law relating to discrimination in hiring, promotion or pay of employees, (B) any applicable wage or hour laws of, or (C) any provision of the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations thereunder, except those violations that could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(o) The Company and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

(p) Except as disclosed in the Offering Document, neither the Company nor any of its subsidiaries (A) is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), (B) owns or operates any real property contaminated with any substance that is subject to any environmental laws, (C) is liable for any off-site disposal or contamination pursuant to any environmental laws or (D) is subject to any claim relating to any environmental laws, in each case which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

(q) Except as disclosed in the Offering Document, there are no pending actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under the Indenture, this Agreement or the Registration Rights Agreement, or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings are threatened or, to the Company’s knowledge, contemplated, that would individually or in the aggregate have a Material Adverse Effect.

(r) The financial statements included in the Offering Document present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and except as otherwise disclosed in the Offering Document, such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis; and the assumptions used in preparing the pro forma financial statements included in the Offering Document provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts.

(s) Except as disclosed in the Offering Document, since December 31, 2002, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole, and, except as disclosed in or contemplated by the Offering Document, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(t) The Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and files reports with the Commission on the Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system.

(u) The Company is not an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the United States Investment Company Act of 1940 (the “Investment Company Act”); and the Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as will be described in the Offering Document, will not be an “investment company” as defined in the Investment Company Act.

(v) None of the Company or any of its subsidiaries or, to the best knowledge of the Company and its subsidiaries, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(w) No securities of the same class (within the meaning of Rule 144A(d)(3) under the Securities Act) as the Offered Securities are listed on any national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system.

(x) Assuming the accuracy of the representation and warranties in Section 4 of this Agreement, the offer and sale of the Offered Securities in the manner contemplated by this Agreement will be exempt from the registration requirements of the Securities Act by reason of Section 4(2) thereof and/or Regulation S and it is not necessary to qualify an indenture in respect of the Offered Securities under the Trust Indenture Act in connection with the offer, sale and delivery of the Offered Securities to the Purchaser in the manner contemplated by this Agreement, except as contemplated by the Registration Rights Agreement.

(y) Neither the Company nor any of its affiliates, nor any person (except with respect to the Purchaser, as to whom the Company makes no representations or warranties) acting on its or their behalf (i) has, within the six-month period prior to the date hereof, offered or sold in the United States or to any U.S. person (as such terms are defined in Regulation S under the Securities Act) the Offered Securities or any security of the same class or series as the Offered Securities or (ii) has offered or will offer or sell the Offered Securities (A) in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act or (B) with respect to any securities sold in reliance on Rule 903 of Regulation S, by means of any directed selling efforts within the meaning of Rule 902(c) of Regulation S. The Company, its affiliates and any person acting on its or their behalf have complied and will comply with the offering Restrictions Requirement in Regulation S. The Company, its affiliates and any person acting on their behalf have not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities except for this Agreement.

3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Purchaser, and the Purchaser agrees to purchase from the Company, at a purchase price of 97% of the principal amount thereof plus accrued interest from May 28, 2003 to the First Closing Date (as hereinafter defined), all the Firm Securities.

The Company will deliver against payment of the purchase price the Firm Securities offered and sold by the Purchaser in reliance on Rule 144A under the Securities Act in the form of one or more permanent global Securities in definitive form (the “Firm Global Securities”) deposited with the Trustee as custodian for The Depository Trust Company (“DTC”) and registered in the name of Cede & Co., as nominee for DTC. Interests in any permanent Global Securities will be held only in book-entry form through DTC, except in the limited circumstances described in the Offering Document. The Global Securities shall include the legend regarding restrictions on transfer set forth under the heading “Transfer Restrictions” in the Offering Document. Payment for the Firm Securities shall be made by the Purchaser in Federal (same day) funds by wire transfer to an account at a bank designated by the Company and acceptable to the Purchaser drawn to the order of the Company at the office of Cravath, Swaine & Moore LLP at 10:00 A.M. (New York time), on May 28, 2003, or at such other time not later than seven full business days thereafter as Lehman Brothers Inc. and the Company determine, such time being herein referred to as the “First Closing Date”, against delivery to the Trustee as custodian for DTC of the Firm Global Securities representing all of the Firm

Securities. The Firm Global Securities will be made available for checking at the above office of Cravath, Swaine & Moore LLP at least 24 hours prior to the First Closing Date.

In addition, upon written notice from the Purchaser given to the Company from time to time not more than 30 days subsequent to the date of this Agreement, the Purchaser may purchase all or less than all of the Optional Securities at the purchase price per principal amount of Offered Securities (including accrued interest, if any, thereon to the related Optional Closing Date) to be paid for the Firm Securities. The Company agrees to sell to the Purchaser the principal amount of Optional Securities specified in such notice and the Purchaser agrees to purchase such Optional Securities. No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Purchaser to the Company.

Each time for the delivery of and payment for the Optional Securities, being herein referred to as the “Optional Closing Date”, which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a “Closing Date”), shall be determined by the Purchaser but shall not be later than seven full business days after written notice of election to purchase Optional Securities is given. The Company will deliver against payment of the purchase price the Optional Securities being purchased on each Optional Closing Date in the form of one or more permanent global Securities in definitive form (each, an “Optional Global Security”) deposited with the Trustee as custodian for DTC and registered in the name of Cede & Co., as nominee for DTC. Payment for such Optional Securities shall be made by the Purchaser in Federal (same day) funds by official check or checks or wire transfer to an account at a bank designated by the Company and acceptable to the Purchaser drawn to the order of the Company at the office of Cravath, Swaine & Moore LLP, against delivery to the Trustee as custodian for DTC of the Optional Global Securities representing all of the Optional Securities being purchased on such Optional Closing Date.

4. Representations by Purchaser; Resale by Purchaser.

(a) The Purchaser represents and warrants to the Company that it is an “accredited investor” within the meaning of Regulation D under the Securities Act.

(b) The Purchaser acknowledges that the Offered Securities have not been registered under the Securities Act and may not be offered or sold within the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. The Purchaser represents and agrees that it has not offered or sold, and will not offer or sell, any Offered Securities constituting part of its allotment within the United States, except in accordance with Rule 903 or Rule 144A under the Securities Act. Accordingly, neither the Purchaser nor its affiliates, nor any persons acting on its or their behalf, have engaged or will engage in any directed selling efforts with respect to the Securities, and the Purchaser, its affiliates and all persons acting on its behalf have complied in all material respects and will comply in all material respects with the offering restrictions requirements of Regulation S and

Rule 144A. Terms used in this subsection (b) have the meanings given to them by Regulation S.

(c) The Purchaser agrees that it and each of its affiliates has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities except with the prior written consent of the Company.

(d) The Purchaser agrees that it and each of its affiliates will not offer or sell the Offered Securities by means of any form of general solicitation or general advertising, within the meaning of Rule 502(c) under the Securities Act, including, but not limited to (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. The Purchaser agrees, with respect to resales made in reliance on Rule 144A of any of the Offered Securities, to deliver either with the confirmation of such resale or otherwise prior to settlement of such resale a notice to the effect that the resale of such Offered Securities has been made in reliance upon the exemption from the registration requirements of the Securities Act provided by Rule 144A.

(e) The Purchaser represents and agrees that (i) it has not offered or sold and prior to the date six months after the date of issue of the Offered Securities will not offer or sell any Offered Securities to persons in the United Kingdom except to persons whose ordinary activities involve them acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulation 1995; (ii) it has complied and will comply with all applicable provisions of the Financial Services Act of 1986 with respect to anything done by it in relation to the Offered Securities in, from or otherwise involving the United Kingdom; and (iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Offered Securities to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom such document may otherwise lawfully be issued be issued or passed.

5. Certain Agreements of the Company. The Company agrees with the Purchaser that:

(a) The Company will advise the Purchaser promptly of any proposal to amend or supplement the Offering Document and will not effect such amendment or supplementation without the Purchaser’s consent, which consent shall not be unreasonably withheld. If, at any time prior to the completion of the resale of the Offered Securities by the Purchaser, any event occurs as a result of which the Offering Document as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any such time to amend or supplement the Offering Document to comply with any applicable law, the Company promptly will notify the Purchaser of such event and promptly will prepare, at its own expense, an amendment or supplement which will correct such statement or omission or effect such compliance. Upon receipt of such notice in written form, the Purchaser agrees to suspend use of the Offering Document until the Company has amended or supplemented the Offering Document to correct such misstatement or omission or to effect compliance with this paragraph (a). Neither the Purchaser’s consent to, nor the Purchaser’s delivery to offerees or investors of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6. The Company’s and the Purchaser’s obligations under this paragraph (a) shall terminate on the earliest to occur of (i) the effective date of a shelf registration statement with respect to the Offered Securities filed pursuant to the Registration Rights Agreement and (ii) the date upon which the Purchaser or any of its affiliates no longer continues to hold Offered Securities acquired as part of their initial distribution.

(b) The Company will furnish to the Purchaser copies of the Offering Document and all amendments and supplements to such document, in each case as soon as available and in such quantities as the Purchaser reasonably requests, and the Company will furnish to the Purchaser on the First Closing Date three copies of the Offering Document signed by a duly authorized officer of the Company. At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act and, upon request of holders and prospective purchasers of the Offered Securities, the Company will furnish to such holders and purchasers, copies of the information required to be delivered to holders and prospective purchasers of the Offered Securities pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto) in order to permit compliance with Rule 144A in connection with resales by such holders of the Offered Securities. The Company will pay the expenses of printing and distributing to the Purchaser all such documents.

(c) The Company will cooperate with the Purchaser and its counsel in connection with the registration and qualification of the Offered Securities for sale and the determination of their eligibility for investment under the laws of such states in the United States as the Purchaser designates and do all things necessary to continue such qualifications in effect so long as required for the resale of the Offered Securities by the Purchaser provided that the Company will not be required to qualify as a foreign corporation or to file a general consent to service of process in any such state.

(d) During the period of two years after the later of the First Closing Date and the last Optional Closing Date, the Company will, upon request, furnish to the Purchaser and any holder of Offered Securities a copy of the restrictions on transfer applicable to the Offered Securities.

(e) During the period of two years after the later of the Closing Date and the last Optional Closing Date, the Company will not be or become, an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act.

(f) The Company will pay all expenses incidental to the performance of its obligations under this Agreement, the Indenture and the Registration Rights Agreement

including (i) the fees and expenses of the Trustee, and its professional advisers; (ii) all expenses in connection with the execution, issue, authentication, packaging and initial delivery of the Offered Securities, the preparation and printing of this Agreement, the Registration Rights Agreement, the Offered Securities, the Indenture, the Offering Document and amendments and supplements thereto, and any other document relating to the issuance, offer, sale and delivery of the Offered Securities; (iii) the cost of qualifying the Offered Securities for trading in The PortalSM Market (“PORTAL”) of The Nasdaq Stock Market, Inc. and any expenses incidental thereto, (iv) the cost of any advertising specifically approved by the Company in connection with the issue of the Offered Securities, (v) for any expenses (including fees and disbursements of counsel) incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as Lehman Brothers Inc. designates and the printing of memoranda relating thereto if applicable, (vi) for any fees charged by investment rating agencies for the rating of the Offered Securities, and (vii) for expenses incurred in distributing the Offering Document (including any amendments and supplements thereto) to the Purchaser. To the extent specifically approved by the Company, the Company will also pay or reimburse the Purchaser (to the extent incurred by it) for all reasonable travel expenses of the Purchaser and any other reasonable expenses of the Purchaser in connection with attendance of meetings with prospective purchasers of the Offered Securities from the Purchaser.

(g) In connection with the offering, until the Purchaser shall have notified the Company of the completion of the resale of the Offered Securities, neither the Company nor any of its affiliates has or will, either alone or with one or more other persons, bid for or purchase for any account in which it or any of its affiliates has a beneficial interest any Offered Securities or attempt to induce any person to purchase any Offered Securities; and neither it nor any of its affiliates will make bids or purchases for the purpose of creating actual, or apparent, active trading in, or of raising the price of, the Offered Securities.

(h) For a period of 90 days after the date of the initial offering of the Offered Securities by the Purchaser, the Company will not offer, sell, contract to sell, pledge, or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any United States dollar-denominated debt securities issued or guaranteed by the Company and having a maturity of more than three years from the date of issue and shares of Common Stock of the Company or securities convertible into or exchangeable or exercisable for shares of Common Stock of the Company or warrants or other rights to purchase shares of Common Stock of the Company, or publicly disclose the intentions to make any such offer, sale, pledge or disposition, without the prior written consent of Lehman Brothers Inc., except the offer, sale, contract to sell or other disposition of (1) the Offered Securities, (2) securities issued or delivered upon conversion, exchange or exercise of any other securities of the Company outstanding on the date of the Offering Document or (3) capital stock and options of the Company issued pursuant to benefit or incentive plans maintained for its officers, directors, employees or persons providing services to the Company. The Company will not at any time offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any securities under circumstances where such offer, sale, pledge, contract or disposition would cause the exemption afforded by Section 4(2) of the Securities Act or Regulation S thereunder to cease to be applicable to the offer and sale of the Offered Securities.

(i) The Company will arrange for the listing of the Underlying Shares on The Nasdaq Stock Market, Inc.’s National Market.

6. Conditions of the Obligations of the Purchaser. The obligations of the Purchaser to purchase and pay for the Offered Firm Securities on the First Closing Date and for the Optional Securities on each Optional Closing Date will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of officers of the Company made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a) The Purchaser shall have received a letter, dated the date of this Agreement, of PricewaterhouseCoopers LLP confirming that they are independent public accountants within the meaning of the Securities Act and the applicable published rules and regulations thereunder (“Rules and Regulations”) and to the effect that:

(i) in their opinion the financial statements examined by them and included in the Offering Document comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the related published Rules and Regulations;

(ii) they have performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in Statement of Auditing Standards No. 100, Interim Financial Information, on the unaudited financial statements included in the Exchange Act Reports;

(iii) on the basis of the review referred to in clause (ii) above, a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

(A) the unaudited financial statements included in the Exchange Act Reports do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the related published Rules and Regulations or any material modifications should be made to such unaudited financial statements for them to be in conformity with generally accepted accounting principles;

(B) at the date of the latest available balance sheet read by such accountants, or at a subsequent specified date not more than three business days prior to the date of this Agreement, there was any change in the capital stock or any increase in short-term or long-term indebtedness of the Company and its consolidated subsidiaries or, at the date of the latest available balance sheet read by such accountants, there was any decrease in consolidated net current assets or net assets, as compared with amounts shown on the latest balance sheet included in the Exchange Act Reports; or

(C) for the period from the closing date of the latest income statement included in the Exchange Act Reports to the closing date of the latest available income statement read by such accountants there were any decreases, as compared with the corresponding period of the previous year, in consolidated revenue, operating income or in the total or per share amounts of consolidated net income, except in all cases set forth above in clauses (B) and (C) for changes, increases or decreases which are described in such letter; and

(iv) they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the Exchange Act Reports and the Offering Document (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company’s accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

(b) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as one enterprise which, in the reasonable judgment of the Purchaser is material and adverse and makes it impractical or inadvisable to proceed with completion of the offering or the sale of and payment for the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Company by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Securities Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of the Purchaser, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange or the Nasdaq Stock Market’s National Market, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (v) any banking moratorium declared by U.S. Federal or New York authorities; (vi) any major disruption of settlements of securities or clearance services in the United States or (vii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of the Purchaser, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the offering or sale of and payment for the Offered Securities.

(c) The Purchaser shall have received an opinion, dated such Closing Date, of Kirkland & Ellis, counsel for the Company, to the effect that:

(i) The Company is duly incorporated and is existing as a corporation in good standing under the Delaware General Corporation Laws and has all requisite corporate power and authority to carry on its business as it is currently being conducted and as described in the Offering Circular.

(ii) The Agreement has been duly authorized and executed by the Company.

(iii) The Offered Securities delivered on such Closing Date are convertible into Common Stock of the Company in accordance with the terms of the Indenture; the shares of such Common Stock initially issuable upon conversion of the Offered Securities delivered on such Closing Date have been duly authorized and reserved for issuance upon such conversion and, when issued upon such conversion, will be validly issued, fully paid and nonassessable; neither the issuance of the Offered Securities nor the issuance of Common Stock upon conversion thereof is subject to any preemptive rights under the terms of the statute under which the Company is incorporated, under the Company’s Certificate of Incorporation or under any contractual provision of which we have knowledge.

(iv) Each of the Registration Rights Agreement and the Indenture has been duly authorized, executed and delivered by the Company, and, assuming the due authorization, execution and delivery of such agreements by the other parties thereto, constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws affecting creditors’ rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

(v) The execution and delivery by the Company of, and performance by the Company of its obligations under, the Registration Rights Agreement, the Indenture and the Agreement and the issuance and sale of the Offered Securities will not (i) violate the certificate of incorporation or bylaws of the Company, (ii) to our knowledge, conflict with or constitute a breach of, or a default under, any agreement filed as exhibits to the Company’s Annual Report on Form 10-K for the year ended December 31, 2002 (provided that we express no opinion as to compliance with any financial test or cross-default provision in any such agreement) or (iii) to our knowledge, breach or otherwise violate any provision in any court or administrative order, writ, judgment or decree that names the Company and is specifically directed to any of its property (except that for purposes of this paragraph, we express no opinion with respect to federal or state securities laws or other anti-fraud laws and no opinion as to whether performance of the indemnification or contribution provisions in the Agreement will be enforceable).

(vi) No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court of the United States or the State of California is required for the issuance and sale by the Company of the Offered Securities to the Purchaser, the issuance and delivery of the shares of Common Stock issuable upon conversion of the Offered Securities (assuming such conversion on the date hereof) or the consummation by the Company of the other transactions contemplated by the Agreement and the Indenture, except such as may be required under the Securities Act, the Trust Indenture Act, foreign securities laws and U.S. “Blue Sky” laws.

(vii) When the Offered Securities are issued and delivered pursuant to this Agreement, no Offered Securities will be of the same class (within the meaning of Rule 144A under the Securities Act) as securities of the Company that are listed on a national securities exchange registered under Section 6 of the Exchange Act or that are quoted in a United States automated inter-dealer quotation system.

(viii) The Company is not an “investment company” within the meaning of the Investment Company Act and after giving effect to the sale of the Offered Securities in the Offering Document, will not be, an “investment company” within the meaning of the Investment Company Act.

(ix) To our knowledge, no stop order preventing the use of the Offering Document, or any order asserting that the issuance of the Offered Securities are subject to the registration requirements of the Securities Act, has been issued.

(x) It is not necessary in connection with (i) the offer, sale and delivery of the Offered Securities to the Purchaser pursuant to this Agreement or (ii) the resales of the Offered Securities by the Purchaser in the manner contemplated in the Offering Circular to register the Offered Securities under the Securities Act or to qualify an indenture in respect thereof under the Trust Indenture Act.

(xi) Assuming that the Offered Securities have been duly authorized by the Company, when executed and issued by the Company and authenticated by the Trustee in accordance with the terms of the Indenture, and delivered and paid for by the Purchaser in accordance with the terms of this Agreement, the Offered Securities will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws affecting creditors’ rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

(xii) The statements in the Offering Document under the caption “Description of the Notes” insofar as they describe the provisions of the documents and instruments therein described, constitute fair summaries thereof accurate in all material respects and the statements in the Offering Document under the caption “Certain United States Federal Income Tax Considerations” insofar as they purport to describe certain United States federal income tax consequences of the purchase, ownership and disposition of the Offered Securities under current law, provide a fair summary of such consequences in all material respects.

(xiii) Such counsel shall also state that the purpose of such counsel’s professional engagement was not to establish factual matters, and preparation of the Offering Circular involved many determinations of a wholly or partially nonlegal character. Such counsel need make no representation that it has independently verified the accuracy, completeness or fairness of the Offering Circular or that actions taken in connection with the preparation of the Offering Circular (including the actions described below) were sufficient to cause the Offering Circular to be accurate, complete or fair. Such counsel need not pass upon and need not assume any responsibility for the accuracy, completeness or fairness of the Offering Circular except to the extent otherwise explicitly indicated in numbered paragraph (xii) above. Such counsel shall however confirm that it has participated in discussions with representatives of the Company, representatives of the Purchaser, counsel for the Purchaser and representatives of the independent accountants for the Company during which disclosures in the Offering Circular and related matters were discussed. Such counsel shall also state that it has reviewed certain corporate records furnished to it by the Company. Based upon such counsel’s participation in the conferences and its document review identified above, such counsel’s understanding of applicable law and the experience such counsel has gained in such counsel’s practice thereunder and relying as to materiality to a large extent upon the opinions and statements of officers of the Company, such counsel can, however, advise the Purchaser that nothing has come to such counsel’s attention that has caused such counsel to conclude that the Offering Circular at the date it bears or on the date of this letter contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(d) The Company shall have furnished to the Purchasers the opinion of Patricia H. McCall, Senior Vice President, General Counsel and Secretary of the Company, dated the Closing Date, to the effect that:

(i) The outstanding shares of such Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and conform to the description thereof contained in the Offering Document.

(ii) The Company has the corporate power and corporate authority to own and lease its properties and to conduct its business as described in the Offering Circular in all material respects.

(iii) Except as disclosed in the Offering Documents, to such counsel’s knowledge, the Company has not received any notice (written or oral) of infringement of or interference with the asserted rights of any other person with respect to any intellectual property rights that would individually or in the aggregate have a Material Adverse Effect on the Company.

(iv) Excluding the matters contained under the caption “Certain United States Federal Income Tax Considerations”, to such counsel’s knowledge, the descriptions in the Offering Document and the Exchange Act Reports incorporated therein of statutes (excluding Federal securities laws), legal and governmental proceedings, and contracts relevant to the Company and its business in all material respects are accurate statements or summaries of the matters set forth therein.

(v) The execution and delivery by the Company of, and performance by the Company of its obligations under, the Registration Rights Agreement, the Indenture and the Agreement and the issuance and sale of the Offered Securities will not (i) violate the certificate of incorporation or bylaws of the Company, (ii) to such counsel’s knowledge, conflict with or constitute a breach of, or a default under, any agreement filed as exhibits to the Company’s Annual Report on Form 10-K for the year ended December 31, 2002 (provided that such counsel expresses no opinion as to compliance with any financial test or cross-default provision in any such agreement) or (iii) to such counsel’s knowledge, breach or otherwise violate any provision in any court or administrative order, writ, judgment or decree that names the Company and is specifically directed to any of its property (except that for purposes of this paragraph, such counsel expresses no opinion with respect to federal or state securities laws or other anti-fraud laws and no opinion as to whether performance of the indemnification or contribution provisions in the Agreement will be enforceable).

(vi) Except as expressly disclosed in the Offering Document or otherwise to the Purchaser, to the knowledge of such counsel, except for rights which have been waived in connection with the sale of the Offered Securities and the filing of the Registration Statement, no holders of securities of the Company have rights to the registration of such securities under the Certificate of Incorporation of the Company or pursuant to the terms of any agreement to which the Company is a party.

(vii) To such counsel’s knowledge, there is no action, suit, proceeding or investigation before or by any court of governmental agency or body, domestic or foreign, pending or threatened against the Company that (i) has caused such counsel to conclude that such action, suit, proceeding or investigation is required to be described in the Offering document but is not so described or (ii) would be reasonably likely to adversely affect the consummation of any of the transactions contemplated by the Purchase Agreement or the Indenture.

In addition to the matters set forth above, such opinion shall also include a statement to the effect that nothing has come to the attention of such counsel which leads him to believe that the Offering Document, or any amendment or supplement thereto, or any Exchange Act Report incorporated by reference therein, as of its date or as of such Closing Date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading (except that counsel need express no view as to financial statements, schedules and other financial information included or incorporated by reference therein). With respect to such statements, such counsel may state that his belief is based upon the procedures set forth therein, but is without independent check and verification.

(e) The Purchaser shall have received from Cravath, Swaine & Moore LLP, counsel for the Purchaser, such opinion and letter, dated such Closing Date, with respect to the incorporation of the Company, the validity of the Offered Securities, the Offering Document, the exemption from registration for the offer and sale of the Offered Securities by the Company to the Purchaser and the resales by the Purchaser as contemplated hereby and other related matters the Purchaser may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(f) The Purchaser shall have received a letter, dated such Closing Date, of PricewaterhouseCoopers LLP which meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to such Closing Date for the purposes of this subsection.

(g) The Purchaser shall have received a certificate, dated such Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Company in this Agreement are true and correct, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; and that, subsequent to the date of the most recent financial statements in the Exchange Act Reports there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company except as set forth in or contemplated by the Exchange Act Reports or as described in such certificate.

(h) On or prior to the date of this Agreement, the Purchaser shall have received lockup letters in substantially the form attached hereto as Exhibit 1, from each of the executive officers and directors of the Company and stockholders listed on Schedule A hereto.

The Company will furnish the Purchaser with such conformed copies of such opinions, certificates, letters and documents as the Purchaser reasonably request. The Purchaser may in their discretion waive compliance with any conditions to their obligations hereunder, whether in respect of an Optional Closing Date or otherwise.

7. Indemnification and Contribution. (a) The Company will indemnify and hold harmless the Purchaser, its partners, directors and officers and each person, if any, who controls the Purchaser within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such Purchaser may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Offering Document, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, including any losses, claims, damages or liabilities arising out of or based upon the Company’s failure to perform its obligations under Section 5(a) of this Agreement, and will reimburse the Purchaser for any legal or other expenses reasonably incurred by the Purchaser in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by the Purchaser specifically for use therein, it being understood and agreed that the only such information consists of the information described as such in subsection (b) below.

(b) The Purchaser will indemnify and hold harmless the Company, the Company’s directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Offering Document, or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by the Purchaser specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by the Purchaser consists of the following information in the Offering Document furnished on behalf of the Purchaser: the first sentence in paragraph eleven and paragraphs twelve, thirteen and fifteen in their entirety under the caption “Plan of Distribution”; provided, however, that the Purchaser shall not be liable for any losses, claims, damages or liabilities arising out of or based upon the Company’s failure to perform its obligations under Section 5(a) of this Agreement.

(c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could reasonably be expected to have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes (i) an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to or an admission of fault or failure to act by or on behalf of any indemnified party. No indemnified party shall effect any settlement of any pending or threatened action without the prior written consent of the indemnifying party, which such consent shall not be unreasonably withheld or delayed.

(d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Purchaser on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Purchaser on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Purchaser on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Purchaser from the Company under this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Purchaser and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), the Purchaser shall not be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities purchased by it were resold exceeds the amount of any damages which the Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e) The obligations of the Company under this Section shall be in addition to any liability which the Company or may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Purchaser within the meaning of the Securities Act or the Exchange Act; and the obligations of the Purchaser under this Section shall be in addition to any liability which the Purchaser may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act.

8. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or their respective officers and of the Purchaser set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Purchaser, the Company, or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If this Agreement is terminated pursuant to Section 8 or if for any reason the purchase of the Offered Securities by the Purchaser is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 and the respective obligations of the Company, and the Purchaser pursuant to Section 7 shall remain in effect and if any Offered Securities have been purchased hereunder the representations and warranties of Section 2 and all representations under Section 5 shall also remain in effect. If the purchase of the Offered Securities by the Purchaser is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8 or the occurrence of any event specified in clause (iii), (iv), (v), (vi) or (vii) of Section 6(b), the Company will reimburse the Purchaser for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

9. Notices. All communications hereunder will be in writing and, if sent to the Purchaser will be mailed, delivered or faxed and confirmed to the Purchaser at 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration, or, if sent to the Company, will be mailed, delivered or faxed and confirmed to it at ChipPAC, Inc., 47400 Kato Road, Fremont, California 94538, Attention: Robert Krakauer.

10. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder, except that holders of Offered Securities shall be entitled to enforce the agreements for their benefit contained in the second and third sentences of Section 5(b) hereof against the Company as if such holders were parties hereto.

11. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

12. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of laws.

The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

If the foregoing is in accordance with the Purchaser’s understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the Purchaser in accordance with its terms.

Very truly yours,

ChipPAC, Inc.

by	/s/ Robert Krakauer
Name: Robert Krakauer
Title: Senior Vice President and Chief Financial Officer

The foregoing Purchase Agreement is hereby confirmed and accepted as of the date first above written.

Lehman Brothers Inc.

by	/s/ Kyle Ryland
Name: Kyle Ryland
Title: Managing Director

SCHEDULE A

Dennis P. McKenna

Robert Krakauer

Edward Conard

Bain Capital Fund VI, L.P.

BCIP Associates II

BCIP Associates II-B

BCIP Associates II-C

BCIP Trust Associates II

BCIP Trust Associates II-B

PEP Investments PTY Ltd.

Sankaty High Yield Asset Partners, L.P.

Michael A. Delaney

Marshall Haines

Chong Sup Park

BG Partners LLP

Citicorp Venture Capital LTD.

CCT Partners VI, LP

Paul C. Schorr, IV

Richard Freeman

Patricia McCall

Jeffrey Braden

Robert W. Conn

R. Douglas Norby

EXHIBIT I

FORM OF LOCK-UP AGREEMENT

                , 2003

ChipPAC, Inc.

47400 Kato Road

Fremont, CA 94538

Dear Ladies and Gentlemen:

As an inducement to one or more initial purchasers to execute a purchase agreement (the “Purchase Agreement”), pursuant to which an offering of notes (the “Notes”) that will be convertible into Common Stock (the “Securities”) of ChipPAC, Inc. (the “Company”) will be made, the undersigned hereby agrees that from the date hereof and until 90 days after the public offering date set forth on the final prospectus used to sell the Notes (the “Public Offering Date”) pursuant to the Purchase Agreement, to which you are or expect to become a party, the undersigned will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any shares of Securities or securities convertible into or exchangeable or exercisable for any shares of Securities, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such aforementioned transaction is to be settled by delivery of the Securities or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of the initial purchaser(s).

Any Securities received upon exercise of options granted to the undersigned will also be subject to this Agreement. Any Securities acquired by the undersigned in the open market after the Public Offering Date will not be subject to this Agreement. A transfer of Securities to a family member or trust may be made, provided the transferee agrees to be bound in writing by the terms of this Agreement. In addition, if the undersigned is a partnership or limited liability company, the partnership or limited liability company, as the case may be, may transfer any Securities to a partner or member, as the case may be, of such partnership or limited liability company, as the case may be, or a retired partner or member, as the case may be, of such partnership or limited liability company, as the case may be, who retires after the date hereof, or to the estate of any such partner or member, as the case may be, or retired partner or member, as the case may be, and any partner or member, as the case may be, who is an individual may transfer Securities as a bona fide gift or gifts as provided in the immediately preceding paragraph, provided that in each case the transferee agrees to be bound in writing by the terms of this Agreement.

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of shares of Securities if such transfer would constitute a violation or breach of this Agreement.

The initial purchaser(s) shall be third party beneficiaries of this agreement, and no amendment or waiver under this agreement shall be made without the prior written consent of the initial purchaser(s).

This Agreement shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned. This Agreement shall lapse and become null and void (a) if the Public Offering Date shall not have occurred on or before August 1, 2003 or (b) at such earlier time as the registration statement in respect of the public offering is withdrawn.

Very truly yours, Name of Stockholder

By:

Name:

Title:

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